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                                                                      EXHIBIT 21


SUBSIDIARIES OF THE SMALL BUSINESS ISSUER

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                             NAME                                  JURISDICTION OF INCORPORATION
                             ----                                  -----------------------------
ACT Teleconferencing Services, Inc.                                       Minnesota, USA
(formerly ACT Capital, Inc.)

ACT Research, Inc.                                                         Colorado, USA

ACT Teleconferencing Limited                                              United Kingdom
(60% owned)

ACT VideoConferencing, Inc.                                               Minnesota, USA
(formerly NBS, Inc.)

ACT Teleconferencing B.V.                                                   Netherlands

ACT Teleconferencing (Proprietary) Limited (80% owned)                       Australia

ACT Teleconferencing (France) S.A.                                            France

Multimedia and Teleconferencing Services Limited (80% owned)              United Kingdom

Advanced Multi-Point Conferencing, Inc.                                   Ontario, Canada

ACT Teleconferencing (Hong Kong) Limited                                     Hong Kong

ACT Teleconferencing Canada, Inc.                                         Ontario, Canada

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